FirstSun Capital Bancorp Reports First Quarter 2026 Results
First Quarter 2026 Highlights:
•Net interest margin of 4.25%
•Loan growth of 16.2%, annualized
•24.7% noninterest income to total revenue1
•Net income of $21.6 million, $0.76 per diluted share (adjusted, $23.7 million, $0.84 per diluted share, see “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average total assets of 1.04% (adjusted, 1.14%, see “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average stockholders’ equity of 7.47% (adjusted, 8.20%, see “Non-GAAP Financial Measures and Reconciliations” below)
Denver, Colorado – April 27, 2026 – FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN) reported net income of $21.6 million for the first quarter of 2026 compared to net income of $23.6 million for the first quarter of 2025. Earnings per diluted share were $0.76 for the first quarter of 2026 compared to $0.83 for the first quarter of 2025. Adjusted net income, a non-GAAP financial measure, was $23.7 million or $0.84 per diluted share for the first quarter of 2026.
On April 1, 2026, we completed our merger with First Foundation Inc. (“First Foundation”). During the first quarter of 2026, we incurred $2.7 million in merger related expenses. Because the merger closed after quarter-end, First Foundation’s historical consolidated financial results are not included in our results for the quarter ended March 31, 2026.
Neal Arnold, FirstSun’s Chief Executive Officer and President, commented, “First quarter results reflect the continued strength of our core franchise, highlighted by robust loan growth of 16.2% annualized, a consistently strong net interest margin of 4.25%, and a balanced revenue profile with noninterest income representing 24.7% of total revenue. While we saw higher credit costs this quarter, we believe our relationship focused and well diversified business model and our presence across some of the most dynamic markets in the country position us for continued success.
“Additionally, we are pleased to welcome the customers and team members from First Foundation and are encouraged by the momentum observed during the initial stages of integration following closing. Our teams are focused on execution, and we are progressing in line with our expectations on our merger-related balance sheet repositioning while also beginning to realize identified operating synergies. As we move forward, we are confident in our ability to deliver enhanced value-added solutions to our customers across our expanded footprint while driving sustainable long-term value for our stockholders.”
First Quarter 2026 Results

Net income totaled $21.6 million, or $0.76 per diluted share, for the first quarter of 2026, compared to $24.8 million, or $0.88 per diluted share, for the prior quarter. Adjusted net income, a non-GAAP financial measure, totaled $23.7 million, or $0.84 per diluted share, for the first quarter of 2026, compared to $26.9 million, or $0.95 per diluted share, for the prior quarter.

Return on average total assets was 1.04% for the first quarter of 2026, compared to 1.17% for the prior quarter, and return on average stockholders’ equity was 7.47% for the first quarter of 2026, compared to 8.58% for the prior quarter. Adjusted return on average total assets and adjusted return on average stockholders’ equity, each a non-GAAP financial measure, were 1.14% and 8.20% respectively for the first quarter of 2026 compared to 1.27% and 9.31% respectively for the prior quarter.
1 Total revenue is net interest income plus noninterest income.

Net Interest Income and Net Interest Margin
Net interest income totaled $82.8 million for the first quarter of 2026, a decrease of $0.7 million compared to the prior quarter. Our net interest margin increased 7 basis points to 4.25% compared to the prior quarter.
Average loans, including loans held-for-sale, increased by $32.1 million in the first quarter of 2026, compared to the prior quarter. Loan yield decreased by one basis point to 6.36% in the first quarter of 2026, compared to the prior quarter, primarily due to the declining interest rate environment and its impact on variable rate loans in the loan portfolio. Average interest-bearing cash and other assets decreased by $40.3 million in the first quarter of 2026, compared to the prior quarter. Interest-bearing cash and other assets yield decreased by 32 basis points to 3.36% in the first quarter of 2026, compared to the prior quarter, primarily due to the declining interest rate environment.
Average interest-bearing deposits increased $28.8 million in the first quarter of 2026, compared to the prior quarter. Total cost of interest-bearing deposits decreased by 14 basis points to 2.46% in the first quarter of 2026, compared to the prior quarter, primarily due to rate decreases for certificates of deposit and money market deposits amidst the declining interest rate environment and a decrease in certificates of deposit balances.
Asset Quality and Provision for Credit Losses
The provision for credit losses increased $2.1 million to $8.3 million for the first quarter of 2026, compared to the prior quarter, primarily due to net portfolio downgrades and impacts from growth in loan portfolio balances.
Net charge-offs for the first quarter of 2026 were $10.6 million resulting in an annualized ratio of net charge-offs to average loans of 0.63%, compared to net charge-offs of $5.0 million, or an annualized ratio of net charge-offs to average loans of 0.30% for the prior quarter. The increase in net charge-offs for the first quarter of 2026 was primarily due to write-downs related to two specific customer relationships in our C&I loan portfolio.
The allowance for credit losses as a percentage of loans outstanding was 1.20% at March 31, 2026, a decrease of seven basis points from the prior quarter. The ratio of nonperforming assets to total assets was 0.82% at March 31, 2026, compared to 0.85% at December 31, 2025.
Noninterest Income
Noninterest income totaled $27.2 million for the first quarter of 2026, an increase of $0.4 million from the prior quarter. Income from mortgage banking services increased $2.2 million for the first quarter of 2026, from the prior quarter, primarily due to an increase in net gain on sales and fair value driven by an 11.4% increase in total originations. Other noninterest income decreased $1.8 million for the first quarter of 2026, from the prior quarter, primarily due to a decrease in loan syndication fees and swap fee income, and a decrease in the fair value of investments related to our deferred compensation plan.
Noninterest income as a percentage of total revenue2 was 24.7% for the first quarter of 2026, an increase of 0.4% from the prior quarter.
Noninterest Expense
Noninterest expense totaled $75.3 million for the first quarter of 2026, an increase of $3.3 million from the prior quarter. Salary and employee benefits increased $3.8 million in the first quarter of 2026 from the prior quarter, primarily due to the seasonal increase in payroll taxes and retirement account contributions, and an increase in medical insurance costs. Other noninterest expenses decreased $1.3 million in the first quarter of 2026 from the prior quarter, primarily due to the acceleration of remaining deferred expenses related to the $40.0 million subordinated notes redemption and maintenance expenses related to OREO properties, both incurred in the fourth quarter of 2025. Merger related expenses increased $0.5 million in the first quarter of 2026 from the prior quarter.
2 Total revenue is net interest income plus noninterest income.

The efficiency ratio for the first quarter of 2026 was 68.52% compared to 65.37% for the prior quarter. The adjusted efficiency ratio, a non-GAAP financial measure, for the first quarter of 2026 was 66.08% compared to 63.36% for the prior quarter.
Tax Rate
The effective tax rate was 18.1% for the first quarter of 2026, compared to 22.4% for the prior quarter.
Loans
Loans were $6.9 billion at March 31, 2026, compared to $6.7 billion at December 31, 2025, an increase of $266.8 million, or 16.2% on an annualized basis.
Deposits
Deposits were $7.1 billion at March 31, 2026 and December 31, 2025, a decrease of $19.8 million in the first quarter of 2026, or 1.1% on an annualized basis, primarily due to decreases of $79.9 million in certificates of deposit, which includes a decrease in brokered deposit balances of $58.6 million, and a $51.5 million decrease in noninterest-bearing deposit accounts, partially offset by an increase of $86.1 million in demand and NOW accounts. Average deposits were $7.0 billion for the first quarter of 2026 and $7.1 billion for the prior quarter, decreasing $45.8 million or 2.6% on an annualized basis.
Noninterest-bearing deposit accounts represented 22.6% of total deposits at March 31, 2026 and the loan to deposit ratio was 97.9% at March 31, 2026.
The ratio of total uninsured deposits to total deposits was estimated to be 35.4% at March 31, 2026. The ratio of total uninsured and uncollateralized deposits to total deposits was estimated to be 28.6% at March 31, 2026.3
Capital
Capital ratios remain strong and above “well-capitalized” thresholds. As of March 31, 2026, our common equity tier 1 risk-based capital ratio was 13.77%, total risk-based capital ratio was 15.29% and tier 1 leverage ratio was 13.06%. Book value per share was $42.08 at March 31, 2026, an increase of $0.72 from December 31, 2025. Tangible book value per share, a non-GAAP financial measure, was $38.57 at March 31, 2026, an increase of $0.74 from December 31, 2025.
3 Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A.

Non-GAAP Financial Measures
This press release (including the tables beginning on page 15) contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). Our management uses these non-GAAP financial measures in their analysis of our performance and the efficiency of our operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. We believe a meaningful analysis of our financial performance requires an understanding of the factors underlying that performance. Our management believes investors may find these non-GAAP financial measures useful. These non-GAAP financial measures, however, should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the non-GAAP measures used in this press release:
•Tangible stockholders’ equity to tangible assets;
•Tangible stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax;
•Tangible book value per share;
•Adjusted net income;
•Adjusted diluted earnings per share;
•Adjusted return on average total assets;
•Adjusted return on average stockholders’ equity;
•Return on average tangible stockholders’ equity;
•Adjusted return on average tangible stockholders’ equity;
•Adjusted total noninterest expense;
•Adjusted efficiency ratio; and
•Fully tax equivalent (“FTE”) net interest income and net interest margin.
The tables beginning on page 15 provide a reconciliation of each non-GAAP financial measure contained in this press release to the most comparable GAAP equivalent.
About FirstSun
FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN), headquartered in Denver, Colorado, is the financial holding company for wholly owned subsidiaries including Sunflower Bank, N.A. and First Foundation Advisors. FirstSun completed its merger with First Foundation Inc. on April 1, 2026. Through its subsidiaries and affiliated entities, FirstSun provides a full range of relationship-focused services to meet personal, business, and wealth management financial objectives, with depository branches in ten states and mortgage capabilities in 44 states. FirstSun had total consolidated assets of $8.6 billion as of March 31, 2026.
To learn more visit ir.firstsuncb.com or SunflowerBank.com.
Investor Earnings Conference Call
FirstSun will host a conference call on Tuesday, April 28, 2026 at 11:00 a.m. (ET) to discuss its first quarter 2026 financial results.
Participants may join by phone by dialing (833) 461-5787 for toll-free within the US and (585) 542-9983 for all other locations. The conference Access Code is 815574070. The numbers for international participants are available here: https://help.events.q4inc.com/eahc/international-dial-in-numbers.
An audio replay of the live call, and the accompanying presentation slides, will be available following the live event on the “Events & Presentations page” of FirstSun’s website at https://ir.firstsuncb.com/overview/default.aspx.

Deposits Classification
Previously, deposit amounts related to certain NOW accounts with limited monthly transaction activity were able to be reclassified to money market accounts to reduce reserve requirements at the Federal Reserve. As there is no longer any impact to reserve requirements across different deposit products, we have discontinued this product reclassification practice and have revised the presentation of those deposits to conform to the current presentation for periods prior to March 31, 2026.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our recently completed merger with First Foundation, including expectations with regard to the benefits of the merger, progress on the execution of our merger-related balance sheet repositioning and our ability to drive sustainable long-term value for our stockholders. These statements reflect management’s current expectations and are not guarantees of future performance. Words such as “focus,” “confident,” “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “opportunity,” “continue,” “should,” “could,” “progress” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: changes in interest rates and their related impact on macroeconomic conditions, customer behavior, our funding costs and our loan and securities portfolios; the quality or composition of our loan or investment portfolios and changes therein; failure to maintain our mortgage production flow to secondary markets; the sufficiency of liquidity and changes in our capital position; the inability of our infrastructure initiatives to reduce expenses; increased deposit volatility; potential regulatory developments; U.S. and global trade policies and tensions, including change in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom; ongoing geopolitical conflicts, including hostilities involving Iran and the Middle East, which may contribute to volatility in energy prices, inflation, financial markets, cybersecurity threats, and broader macroeconomic conditions, any of which could adversely affect our borrowers, deposit base, liquidity, capital and results of operation; the possibility that the anticipated benefits of the First Foundation merger, including anticipated cost savings and strategic gains, are not realized when expected or at all; the integration of the businesses and operations of FirstSun and First Foundation may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to the combined company’s business; the execution of the planned balance sheet repositioning related to the First Foundation merger may be more difficult, costly or time consuming than expected and we may fail to realize the anticipated benefits; the diversion of management’s attention from ongoing business operations and opportunities due to the First Foundation merger; other factors, many of which are beyond our control.
We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Additional information concerning additional factors that could materially affect the forward-looking statements in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in FirstSun’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents subsequently filed by FirstSun with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made and we do not intend to and disclaim any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

Summary Data:

	As of and for the three months ended
($ in thousands, except per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net interest income	$82,779	$83,461	$80,953	$78,499	$74,478
Provision for credit losses	8,250	6,200	10,100	4,500	3,800
Noninterest income	27,175	26,744	26,333	27,073	21,729
Noninterest expense	75,341	72,041	68,901	68,110	62,722
Income before income taxes	26,363	31,964	28,285	32,962	29,685
Provision for income taxes	4,780	7,157	5,111	6,576	6,116
Net income	21,583	24,807	23,174	26,386	23,569
Adjusted net income[1]	23,673	26,923	23,412	26,601	23,569
Weighted average common shares outstanding, basic	27,851,041	27,839,044	27,801,255	27,783,710	27,721,760
Weighted average common shares outstanding, diluted	28,316,608	28,262,530	28,291,778	28,232,319	28,293,912
Diluted earnings per share	$0.76	$0.88	$0.82	$0.93	$0.83
Adjusted diluted earnings per share[1]	0.84	0.95	0.83	0.94	0.83
Return on average total assets	1.04%	1.17%	1.09%	1.28%	1.20%
Adjusted return on average total assets[1]	1.14%	1.27%	1.10%	1.29%	1.20%
Return on average stockholders' equity	7.47%	8.58%	8.22%	9.74%	9.03%
Adjusted return on average stockholders' equity[1]	8.20%	9.31%	8.31%	9.82%	9.03%
Return on average tangible stockholders' equity[1]	8.31%	9.58%	9.20%	10.91%	10.18%
Adjusted return on average tangible stockholders' equity[1]	9.10%	10.38%	9.30%	11.00%	10.18%
Net interest margin	4.25%	4.18%	4.07%	4.07%	4.07%
Net interest margin (FTE basis)[1]	4.31%	4.23%	4.12%	4.13%	4.13%
Efficiency ratio	68.52%	65.37%	64.22%	64.52%	65.19%
Adjusted efficiency ratio[1]	66.08%	63.36%	64.00%	64.25%	65.19%
Noninterest income to total revenue[2]	24.7%	24.3%	24.5%	25.6%	22.6%
Total assets	$8,565,123	$8,485,162	$8,495,437	$8,435,861	$8,216,458
Loans held-for-sale	144,407	100,539	85,250	90,781	65,603
Loans held-for-investment	6,939,972	6,673,180	6,681,629	6,507,066	6,484,008
Total deposits	7,087,513	7,107,356	7,105,415	7,100,164	6,874,239
Total stockholders' equity	1,175,507	1,153,356	1,127,513	1,095,402	1,068,295
Loan to deposit ratio	97.9%	93.9%	94.0%	91.6%	94.3%
Period end common shares outstanding	27,935,888	27,887,337	27,854,764	27,834,525	27,753,918
Book value per share	$42.08	$41.36	$40.48	$39.35	$38.49
Tangible book value per share[1]	38.57	37.83	36.92	35.77	34.88
[1] Represents a non-GAAP financial measure. See the tables beginning on page 15 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Total revenue is net interest income plus noninterest income.

Condensed Consolidated Statements of Income (Unaudited):

	For the three months ended
($ in thousands, except per share amounts)	March 31, 2026	March 31, 2025
Total interest income	$116,126	$110,447
Total interest expense	33,347	35,969
Net interest income	82,779	74,478
Provision for credit losses	8,250	3,800
Net interest income after credit loss expense	74,529	70,678
Noninterest income:
Service charges on deposit accounts	2,096	2,027
Treasury management service fees	4,613	4,194
Credit and debit card fees	2,713	2,586
Trust and investment advisory fees	1,489	1,421
Income from mortgage banking services, net	14,315	9,055
Other noninterest income	1,949	2,446
Total noninterest income	27,175	21,729
Noninterest expense:
Salary and employee benefits	47,356	39,561
Occupancy, equipment and software	10,006	9,536
Amortization and impairment of intangible assets	507	628
Merger related expenses	2,681	—
Other noninterest expenses	14,791	12,997
Total noninterest expense	75,341	62,722
Income before income taxes	26,363	29,685
Provision for income taxes	4,780	6,116
Net income	$21,583	$23,569
Earnings per share - basic	$0.77	$0.85
Earnings per share - diluted	0.76	0.83

Condensed Consolidated Statements of Income (Unaudited) (cont’d):

	For the three months ended
($ in thousands, except per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total interest income	$116,126	$119,273	$121,128	$116,921	$110,447
Total interest expense	33,347	35,812	40,175	38,422	35,969
Net interest income	82,779	83,461	80,953	78,499	74,478
Provision for credit losses	8,250	6,200	10,100	4,500	3,800
Net interest income after credit loss expense	74,529	77,261	70,853	73,999	70,678
Noninterest income:
Service charges on deposit accounts	2,096	2,116	2,162	2,016	2,027
Treasury management service fees	4,613	4,544	4,402	4,333	4,194
Credit and debit card fees	2,713	2,744	2,671	2,728	2,586
Trust and investment advisory fees	1,489	1,515	1,536	1,473	1,421
Income from mortgage banking services, net	14,315	12,102	12,641	13,274	9,055
Other noninterest income	1,949	3,723	2,921	3,249	2,446
Total noninterest income	27,175	26,744	26,333	27,073	21,729
Noninterest expense:
Salary and employee benefits	47,356	43,520	44,822	43,921	39,561
Occupancy, equipment and software	10,006	9,576	9,591	9,541	9,536
Amortization and impairment of intangible assets	507	628	578	578	628
Merger related expenses	2,681	2,217	241	285	—
Other noninterest expenses	14,791	16,100	13,669	13,785	12,997
Total noninterest expense	75,341	72,041	68,901	68,110	62,722
Income before income taxes	26,363	31,964	28,285	32,962	29,685
Provision for income taxes	4,780	7,157	5,111	6,576	6,116
Net income	$21,583	$24,807	$23,174	$26,386	$23,569
Earnings per share - basic	$0.77	$0.89	$0.83	$0.95	$0.85
Earnings per share - diluted	0.76	0.88	0.82	0.93	0.83

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Assets
Cash and cash equivalents	$413,732	$652,592	$659,899	$785,115	$621,377
Securities available-for-sale, at fair value	458,543	468,970	476,114	473,468	480,615
Securities held-to-maturity	33,553	33,839	34,247	34,581	34,914
Loans held-for-sale, at fair value	144,407	100,539	85,250	90,781	65,603
Loans	6,939,972	6,673,180	6,681,629	6,507,066	6,484,008
Allowance for credit losses	(82,955)	(85,016)	(84,040)	(82,993)	(91,790)
Loans, net	6,857,017	6,588,164	6,597,589	6,424,073	6,392,218
Mortgage servicing rights, at fair value	88,993	86,651	85,695	84,736	82,927
Premises and equipment, net	81,138	81,523	81,886	82,248	82,333
Other real estate owned and foreclosed assets, net	10,908	11,514	13,418	13,052	4,914
Goodwill	93,483	93,483	93,483	93,483	93,483
Core deposits and other intangible assets, net	4,476	4,983	5,650	6,228	6,806
Other assets	378,873	362,904	362,206	348,096	351,268
Total assets	$8,565,123	$8,485,162	$8,495,437	$8,435,861	$8,216,458
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing accounts	$1,599,919	$1,651,373	$1,674,497	$1,706,678	$1,574,736
Interest-bearing accounts:
Demand and NOW	1,569,910	1,483,841	1,457,886	1,485,058	1,497,763
Savings	387,140	378,631	386,235	397,120	405,621
Money market	2,318,768	2,301,837	2,233,309	2,082,043	1,819,979
Certificates of deposit	1,211,776	1,291,674	1,353,488	1,429,265	1,576,140
Total deposits	7,087,513	7,107,356	7,105,415	7,100,164	6,874,239
Securities sold under agreements to repurchase	7,670	11,160	9,824	11,173	8,515
Federal Home Loan Bank advances	75,000	—	—	—	35,000
Subordinated debt, net	36,754	36,680	76,163	76,066	75,969
Other liabilities	182,679	176,610	176,522	153,056	154,440
Total liabilities	7,389,616	7,331,806	7,367,924	7,340,459	7,148,163
Stockholders' equity:
Preferred stock	—	—	—	—	—
Common stock	3	3	3	3	3
Additional paid-in capital	550,709	549,617	548,952	547,950	547,484
Retained earnings	652,669	631,086	606,279	583,105	556,719
Accumulated other comprehensive loss, net	(27,874)	(27,350)	(27,721)	(35,656)	(35,911)
Total stockholders' equity	1,175,507	1,153,356	1,127,513	1,095,402	1,068,295
Total liabilities and stockholders' equity	$8,565,123	$8,485,162	$8,495,437	$8,435,861	$8,216,458

Consolidated Capital Ratios as of:

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Stockholders' equity to total assets	13.72%	13.59%	13.27%	12.99%	13.00%
Tangible stockholders' equity to tangible assets[1]	12.73%	12.58%	12.25%	11.94%	11.93%
Tangible stockholders' equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax[1,2]	12.69%	12.54%	12.21%	11.90%	11.89%
Tier 1 leverage ratio	13.06%	12.75%	12.44%	12.39%	12.47%
Common equity tier 1 risk-based capital ratio	13.77%	14.12%	13.79%	13.78%	13.26%
Tier 1 risk-based capital ratio	13.77%	14.12%	13.79%	13.78%	13.26%
Total risk-based capital ratio	15.29%	15.73%	15.81%	15.94%	15.52%
[1] Represents a non-GAAP financial measure. See the tables beginning on page 15 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Tangible stockholders’ equity and tangible assets have been adjusted to reflect net unrealized losses on held-to-maturity securities, net of tax.

Summary of Net Interest Margin:

	For the three months ended
	March 31, 2026		March 31, 2025
(In thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest Earning Assets
Loans[1]	$6,857,477	6.36%	$6,420,710	6.36%
Investment securities	499,792	3.30%	501,809	3.53%
Interest-bearing cash and other assets	543,396	3.36%	500,857	4.37%
Total earning assets	7,900,665	5.96%	7,423,376	6.03%
Other assets	523,094		548,976
Total assets	$8,423,759		$7,972,352

Interest-bearing liabilities
Demand and NOW deposits	$1,526,124	1.69%	$1,471,584	1.65%
Savings deposits	382,025	0.50%	400,801	0.58%
Money market deposits	2,291,494	2.84%	1,690,853	3.10%
Certificates of deposit	1,206,411	3.32%	1,547,634	3.91%
Total deposits	5,406,054	2.46%	5,110,872	2.73%
Repurchase agreements	9,712	1.70%	9,615	1.57%
Total deposits and repurchase agreements	5,415,766	2.46%	5,120,487	2.73%
FHLB borrowings	1,100	3.12%	29,489	4.60%
Other long-term borrowings	36,719	5.72%	75,907	6.43%
Total interest-bearing liabilities	5,453,585	2.48%	5,225,883	2.79%
Noninterest-bearing deposits	1,623,528		1,532,150
Other liabilities	175,292		155,337
Stockholders' equity	1,171,354		1,058,982
Total liabilities and stockholders' equity	$8,423,759		$7,972,352

Net interest spread		3.48%		3.24%
Net interest margin		4.25%		4.07%
Net interest margin (on FTE basis)[2]		4.31%		4.13%
[1] Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
[2] Represents a non-GAAP financial measure. See the tables beginning on page 15 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin (cont’d ):

	For the three months ended
	March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025
(In thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest Earning Assets
Loans[1]	$6,857,477	6.36%	$6,825,404	6.37%	$6,667,158	6.49%	$6,620,493	6.43%	$6,420,710	6.36%
Investment securities	499,792	3.30%	506,964	3.35%	505,999	3.43%	510,350	3.48%	501,809	3.53%
Interest-bearing cash and other assets	543,396	3.36%	583,717	3.68%	714,885	4.25%	596,713	4.28%	500,857	4.37%
Total earning assets	7,900,665	5.96%	7,916,085	5.98%	7,888,042	6.09%	7,727,556	6.07%	7,423,376	6.03%
Other assets	523,094		519,607		540,079		537,156		548,976
Total assets	$8,423,759		$8,435,692		$8,428,121		$8,264,712		$7,972,352

Interest-bearing liabilities
Demand and NOW deposits	$1,526,124	1.69%	$1,464,053	1.75%	$1,437,298	1.89%	$1,518,316	1.77%	$1,471,584	1.65%
Savings deposits	382,025	0.50%	381,978	0.55%	391,444	0.59%	401,093	0.58%	400,801	0.58%
Money market deposits	2,291,494	2.84%	2,247,034	2.99%	2,211,754	3.28%	1,934,487	3.28%	1,690,853	3.10%
Certificates of deposit	1,206,411	3.32%	1,284,200	3.49%	1,397,371	3.64%	1,504,235	3.76%	1,547,634	3.91%
Total deposits	5,406,054	2.46%	5,377,265	2.60%	5,437,867	2.81%	5,358,131	2.78%	5,110,872	2.73%
Repurchase agreements	9,712	1.70%	9,146	1.71%	8,055	1.82%	9,024	1.61%	9,615	1.57%
Total deposits and repurchase agreements	5,415,766	2.46%	5,386,411	2.60%	5,445,922	2.81%	5,367,155	2.78%	5,120,487	2.73%
FHLB borrowings	1,100	3.12%	—	—%	—	—%	2,308	4.72%	29,489	4.60%
Other long-term borrowings	36,719	5.72%	36,650	5.82%	76,117	8.41%	76,025	6.19%	75,907	6.43%
Total interest-bearing liabilities	5,453,585	2.48%	5,423,061	2.62%	5,522,039	2.89%	5,445,488	2.83%	5,225,883	2.79%
Noninterest-bearing deposits	1,623,528		1,698,126		1,642,346		1,587,302		1,532,150
Other liabilities	175,292		167,658		145,730		145,064		155,337
Stockholders' equity	1,171,354		1,146,847		1,118,006		1,086,858		1,058,982
Total liabilities and stockholders' equity	$8,423,759		$8,435,692		$8,428,121		$8,264,712		$7,972,352

Net interest spread		3.48%		3.36%		3.20%		3.24%		3.24%
Net interest margin		4.25%		4.18%		4.07%		4.07%		4.07%
Net interest margin (on FTE basis)[2]		4.31%		4.23%		4.12%		4.13%		4.13%
[1] Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
[2] Represents a non-GAAP financial measure. See the tables beginning on page 15 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Deposits as of:

($ in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Consumer
Noninterest-bearing deposit accounts	$410,296	$404,666	$412,568	$426,909	$412,734
Interest-bearing deposit accounts:
Demand and NOW	607,465	590,535	598,499	610,623	603,309
Savings	313,910	308,655	314,954	322,672	330,489
Money market	1,397,890	1,400,593	1,416,258	1,306,140	1,090,779
Certificates of deposit	793,503	809,401	869,077	937,439	1,065,839
Total interest-bearing deposit accounts	3,112,768	3,109,184	3,198,788	3,176,874	3,090,416
Total consumer deposits	$3,523,064	$3,513,850	$3,611,356	$3,603,783	$3,503,150
Business
Noninterest-bearing deposit accounts	$1,189,623	$1,246,707	$1,261,929	$1,279,769	$1,162,002
Interest-bearing deposit accounts:
Demand and NOW	962,445	893,306	859,387	874,435	894,454
Savings	73,230	69,976	71,281	74,448	75,132
Money market	920,878	901,244	817,051	775,903	729,200
Certificates of deposit	51,940	57,349	57,225	56,930	65,420
Total interest-bearing deposit accounts	2,008,493	1,921,875	1,804,944	1,781,716	1,764,206
Total business deposits	$3,198,116	$3,168,582	$3,066,873	$3,061,485	$2,926,208
Wholesale deposits[1]	$366,333	$424,924	$427,186	$434,896	$444,881
Total deposits	$7,087,513	$7,107,356	$7,105,415	$7,100,164	$6,874,239
[1] Wholesale deposits primarily consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposit.
Balance Sheet Ratios as of:

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Cash to total assets[1]	4.70%	7.60%	7.70%	9.20%	7.50%
Loan to deposit ratio	97.9%	93.9%	94.0%	91.6%	94.3%
Uninsured deposits to total deposits[2]	35.4%	36.6%	36.2%	37.0%	35.2%
Uninsured and uncollateralized deposits to total deposits[2]	28.6%	29.0%	28.3%	28.3%	26.4%
Wholesale deposits and borrowings to total liabilities[3]	6.0%	5.8%	5.8%	5.9%	6.7%
[1] Cash consists of unencumbered cash and amounts due from banks and interest-bearing deposits with other financial institutions.
[2] Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A. and are estimated.
[3] Wholesale deposits primarily consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposit. Wholesale borrowings consist of FHLB overnight and term advances.

Loan Portfolio as of:

($ in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Commercial and industrial[1]	$3,160,777	$2,937,867	$2,945,697	$2,779,767	$2,764,035
Commercial real estate:
Non-owner occupied	778,778	742,002	725,425	705,749	733,949
Owner occupied	694,190	700,774	668,172	660,334	677,341
Construction and land	280,781	268,652	343,803	383,969	386,056
Multifamily	227,980	210,368	183,504	134,520	85,239
Total commercial real estate	1,981,729	1,921,796	1,920,904	1,884,572	1,882,585
Residential real estate[2]	1,216,810	1,221,086	1,209,742	1,226,760	1,195,714
Public Finance	494,539	501,582	516,247	524,441	551,252
Consumer	31,875	32,651	38,931	42,881	38,896
Other	54,242	58,198	50,108	48,645	51,526
Loans, net of deferred costs, fees, premiums, and discounts	$6,939,972	$6,673,180	$6,681,629	$6,507,066	$6,484,008
1As of September 30, 2025, loans to nondepository financial institutions are now included within commercial and industrial. Prior period amounts have been reclassified to conform to the current presentation.
[2] Includes 1-4 family residential construction.

Asset Quality:

	As of and for the three months ended
($ in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net charge-offs (recoveries)	$10,561	$5,024	$9,053	$13,547	$631
Allowance for credit losses	82,955	85,016	84,040	82,993	91,790
Nonperforming loans, including nonaccrual loans, and accrual loans greater than 90 days past due	59,656	60,771	69,641	54,841	78,590
Nonperforming assets	70,564	72,285	83,059	67,893	83,504
Ratio of net charge-offs (recoveries) to average loans outstanding	0.63%	0.30%	0.55%	0.83%	0.04%
Allowance for credit losses to loans outstanding	1.20%	1.27%	1.26%	1.28%	1.42%
Allowance for credit losses to nonperforming loans	139.06%	139.90%	120.68%	151.33%	116.80%
Nonperforming loans to loans	0.86%	0.91%	1.04%	0.84%	1.21%
Nonperforming assets to total assets	0.82%	0.85%	0.98%	0.80%	1.02%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended
($ in thousands, except share and per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Tangible stockholders’ equity to tangible assets:
Total stockholders' equity (GAAP)	$1,175,507	$1,153,356	$1,127,513	$1,095,402	$1,068,295
Less: Goodwill and other intangible assets
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(4,476)	(4,983)	(5,650)	(6,228)	(6,806)
Tangible stockholders' equity (non-GAAP)	$1,077,548	$1,054,890	$1,028,380	$995,691	$968,006
Total assets (GAAP)	$8,565,123	$8,485,162	$8,495,437	$8,435,861	$8,216,458
Less: Goodwill and other intangible assets
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(4,476)	(4,983)	(5,650)	(6,228)	(6,806)
Tangible assets (non-GAAP)	$8,467,164	$8,386,696	$8,396,304	$8,336,150	$8,116,169
Total stockholders' equity to total assets (GAAP)	13.72%	13.59%	13.27%	12.99%	13.00%
Less: Impact of goodwill and other intangible assets	(0.99)%	(1.01)%	(1.02)%	(1.05)%	(1.07)%
Tangible stockholders' equity to tangible assets (non-GAAP)	12.73%	12.58%	12.25%	11.94%	11.93%
Tangible stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax:
Tangible stockholders' equity (non-GAAP)	$1,077,548	$1,054,890	$1,028,380	$995,691	$968,006
Less: Net unrealized losses on HTM securities, net of tax	(3,407)	(3,320)	(3,432)	(4,238)	(3,803)
Tangible stockholders’ equity less net unrealized losses on HTM securities, net of tax (non-GAAP)	$1,074,141	$1,051,570	$1,024,948	$991,453	$964,203
Tangible assets (non-GAAP)	$8,467,164	$8,386,696	$8,396,304	$8,336,150	$8,116,169
Less: Net unrealized losses on HTM securities, net of tax	(3,407)	(3,320)	(3,432)	(4,238)	(3,803)
Tangible assets less net unrealized losses on HTM securities, net of tax (non-GAAP)	$8,463,757	$8,383,376	$8,392,872	$8,331,912	$8,112,366
Tangible stockholders’ equity to tangible assets (non-GAAP)	12.73%	12.58%	12.25%	11.94%	11.93%
Less: Impact of net unrealized losses on HTM securities, net of tax	(0.04)%	(0.04)%	(0.04)%	(0.04)%	(0.04)%
Tangible stockholders’ equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (non-GAAP)	12.69%	12.54%	12.21%	11.90%	11.89%
Tangible book value per share:
Total stockholders' equity (GAAP)	$1,175,507	$1,153,356	$1,127,513	$1,095,402	$1,068,295
Tangible stockholders' equity (non-GAAP)	1,077,548	1,054,890	1,028,380	995,691	968,006
Total shares outstanding	27,935,888	27,887,337	27,854,764	27,834,525	27,753,918
Book value per share (GAAP)	$42.08	$41.36	$40.48	$39.35	$38.49
Tangible book value per share (non-GAAP)	$38.57	$37.83	$36.92	$35.77	$34.88
Adjusted net income:
Net income (GAAP)	$21,583	$24,807	$23,174	$26,386	$23,569
Add: Adjustments
Merger related expenses, net of tax	2,090	2,116	238	215	—
Total adjustments, net of tax	2,090	2,116	238	215	—
Adjusted net income (non-GAAP)	$23,673	$26,923	$23,412	$26,601	$23,569

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended
($ in thousands, except share and per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Adjusted diluted earnings per share:
Diluted earnings per share (GAAP)	$0.76	$0.88	$0.82	$0.93	$0.83
Add: Impact of adjustments
Merger related expenses, net of tax	0.08	0.07	0.01	0.01	—
Adjusted diluted earnings per share (non-GAAP)	$0.84	$0.95	$0.83	$0.94	$0.83
Adjusted return on average total assets:
Return on average total assets (ROAA) (GAAP)	1.04%	1.17%	1.09%	1.28%	1.20%
Add: Impact of adjustments
Merger related expenses, net of tax	0.10%	0.10%	0.01%	0.01%	—%
Adjusted ROAA (non-GAAP)	1.14%	1.27%	1.10%	1.29%	1.20%
Adjusted return on average stockholders’ equity:
Return on average stockholders' equity (ROAE) (GAAP)	7.47%	8.58%	8.22%	9.74%	9.03%
Add: Impact of adjustments
Merger related expenses, net of tax	0.73%	0.73%	0.09%	0.08%	—%
Adjusted ROAE (non-GAAP)	8.20%	9.31%	8.31%	9.82%	9.03%
Return on average tangible stockholders’ equity
Return on average stockholders’ equity (ROAE) (GAAP)	7.47%	8.58%	8.22%	9.74%	9.03%
Add: Impact from goodwill and other intangible assets
Goodwill	0.69%	0.81%	0.81%	0.98%	0.94%
Other intangible assets	0.15%	0.19%	0.17%	0.19%	0.21%
Return on average tangible stockholders’ equity (ROATE) (non-GAAP)	8.31%	9.58%	9.20%	10.91%	10.18%
Adjusted return on average tangible stockholders’ equity:
Return on average tangible stockholders' equity (ROATE) (non-GAAP)	8.31%	9.58%	9.20%	10.91%	10.18%
Add: Impact of adjustments
Merger related expenses, net of tax	0.79%	0.80%	0.10%	0.09%	—%
Adjusted ROATE (non-GAAP)	9.10%	10.38%	9.30%	11.00%	10.18%
Adjusted total noninterest expense:
Total noninterest expense (GAAP)	$75,341	$72,041	$68,901	$68,110	$62,722
Less: Adjustments:
Merger related expenses	(2,681)	(2,217)	(241)	(285)	—
Total adjustments	(2,681)	(2,217)	(241)	(285)	—
Adjusted total noninterest expense (non-GAAP)	$72,660	$69,824	$68,660	$67,825	$62,722
Adjusted efficiency ratio:
Efficiency ratio (GAAP)	68.52%	65.37%	64.22%	64.52%	65.19%
Less: Impact of adjustments
Merger related expenses	(2.44)%	(2.01)%	(0.22)%	(0.27)%	—%
Adjusted efficiency ratio (non-GAAP)	66.08%	63.36%	64.00%	64.25%	65.19%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended
($ in thousands, except share and per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Fully tax equivalent (“FTE”) net interest income and net interest margin:
Net interest income (GAAP)	$82,779	$83,461	$80,953	$78,499	$74,478
Gross income effect of tax exempt income	1,198	1,156	1,225	1,204	1,192
FTE net interest income (non-GAAP)	$83,977	$84,617	$82,178	$79,703	$75,670
Average earning assets	$7,900,665	$7,916,085	$7,888,042	$7,727,556	$7,423,376
Net interest margin	4.25%	4.18%	4.07%	4.07%	4.07%
Net interest margin on FTE basis (non-GAAP)	4.31%	4.23%	4.12%	4.13%	4.13%
Contacts:
Investor Contact:
Ed Jacques
Director of Investor Relations & Business Development, FirstSun
Investor.Relations@firstsuncb.com

Media Contact:
Jeanne Lipson
Director of Marketing, Sunflower Bank
Jeanne.Lipson@SunflowerBank.com